                                                                    EXHIBIT 23.1

                          Certified Public Accountants

                         INDEPENDENT AUDITORS' CONSENT


We consent to inclusion in Amendment No. 1 to the Registration Statement on Form SB-2 of Tidelands Bancshares, Inc. of our report dated July 22, 2002, relating to the balance sheet of Tidelands Bancshares, Inc. as of June 30, 2002, and the related statement of operations and accumulated deficit, changes in stockholders' equity (deficit), and cash flows for the period January 31, 2002 (inception) to June 30, 2002.



                                    /s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.
                                    ------------------------------------------
                                        TOURVILLE, SIMPSON & CASKEY, L.L.P.



Columbia, South Carolina
August 22, 2002